LIONBRIDGE REPORTS RECORD Q3; REVENUE OF $124.6 MILLION, GAAP EPS OF $0.08, NON-GAAP EPS OF
$0.14 AND $17.4 MILLION CASH FLOW FROM OPERATIONS

Delivers 11% Year-on-Year Revenue Growth with Ongoing Momentum from Major Accounts;
Strengthens Forecast for Q4 and Provides Outlook for Further Growth in 2014

WALTHAM, Mass. – October 31, 2013 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced revenue and earnings for the third quarter ended September 30, 2013.

Financial highlights for the third quarter include:

•	Revenue of $124.6 million, an increase of $12.6 million or 11% compared to the third quarter of 2012.

•	GAAP net income of $5.0 million, or $0.08 per share, based on 61.5 million weighted average fully diluted common shares outstanding. GAAP net income increased $925,000 or 23% year-on-year.

•	Non-GAAP adjusted earnings of $8.9 million or $0.14 per share, an increase of $2.3 million or 35% compared to the third quarter of 2012. The Company defines non-GAAP adjusted earnings as net income excluding restructuring and acquisition-related costs, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Record cash flow from operations of $17.4 million.

•	Ending cash balance of $32.3 million.

•	During the quarter, the Company acquired approximately 250,000 shares of its common stock for an aggregate purchase price of approximately $836,000. For the first nine months of FY 2013 the Company acquired 1.6 million shares of its common stock for an aggregate purchase price of $4.8 million.

During the quarter, the Company secured several significant new engagements including master services agreements with a convention and visitors authority for a large US city and an award-winning airport food and beverage operator. The Company also secured new programs with a large pharmaceutical client and a global leader in virtualization and cloud infrastructure.

The Company also recently announced the acquisition of E5 Systems, a US-based, privately-held provider of application development and testing solutions with qualified development and testing professionals in the US and in Jinan, China. The Company acquired E5 Systems for a total cash consideration of approximately $1.6 million, and an additional $2.2 million maximum earn-out potential which would be payable in cash over two years, subject to the attainment of certain annual revenue metrics.

“Our Q3 marked another strong quarter of revenue and earnings as we delivered 11% sales growth year on year, expanded gross margins and generated record cash flows. It is clear that our business is returning to growth as we deliver on our strategy of bringing new offerings to new decision makers across new markets,” said Rory Cowan, CEO of Lionbridge. “This positive second half momentum offers a strong platform for further revenue and earnings expansion in 2014.”

The Company also recently established a new five-year, $65 million global revolving credit facility, with the potential to further expand the credit facility to $100 million. The new facility replaces the Company’s previous revolving credit facility. The Company plans to use the new facility to fund investments including acquisitions.

Lionbridge provided an outlook for Q4 of 2013 with estimated revenue of $120-123 million.
The Company also provided a preliminary outlook for FY 2014 with estimated year-on-year revenue growth of 5-10% and significant growth in income from operations.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is “Lionbridge”. The conference call will also be available live via this link.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for these measures are net income and diluted net income per share and has provided a reconciliation of GAAP net income to adjusted earnings and adjusted earnings per share at the end of this release.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries. To learn more, visit http://www.lionbridge.com.

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding expected financial performance, expected revenue, operating income and profit growth, and the momentum, pace and strengthening of such growth in Q4 2013 and FY 2014 and the potential to expand the new credit facility and possible uses for such facility, including to fund investments and acquisitions. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially affect Lionbridge’s business; Lionbridge’s ability to expand its relationships with existing clients; the cost and timing of cost reduction and restructuring activities; Lionbridge’s ability to broaden its client base; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the Company’s ability to attract and integrate new operational leadership; the anticipated benefits of expansion of global language workflow technologies; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions, including E5 Systems, and the timing of the realization of such benefits; errors, interruptions or delays in SaaS-based technology, technology-enabled delivery platforms or Web hosting; breaches of security measures; risks associated with the financial aspects of the subscription model utilized in connection with the its SaaS-based technology offerings; the cost, complexity, timing and speed of continued development and enhancements technology initiatives, including customer and user acceptance of the Company’s services and technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate acquisitions and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; risks associated with competition; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2013	2012	2013	2012

Revenue..................................................................................	$124,647	$112,070	$361,724	$343,355
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)........................................................................	83,088	76,176	249,223	234,922
Sales and marketing.............................................................	8,725	7,913	26,997	25,052
General and administrative....................................................	20,574	18,990	59,243	57,670
Research and development....................................................	1,653	1,358	5,128	4,106
Depreciation and amortization................................................	1,866	1,588	5,513	4,921
Amortization of acquisition-related intangible assets.............	828	675	2,484	1,700
Restructuring, impairment, and other charges.....................	1,363	241	3,384	7,244

Total operating expenses................................................	118,097	106,941	351,972	335,615

Income from operations...............................................................	6,550	5,129	9,752	7,740
Interest expense:
Interest on outstanding debt....................................................	213	171	660	543
Amortization of deferred financing costs.....................................	25	24	75	74
Interest income...........................................................................	41	20	80	58
Other expense, net.....................................................................	66	165	950	805

Income before income taxes................................................	6,287	4,789	8,147	6,376
Provision for (benefit from) income taxes.................................	1,273	700	2,636	(1,683)

Net income...............................................................................	$5,014	$4,089	$5,511	$8,059

Net income per share of common stock:
Basic..............................................................................	$0.08	$0.07	$0.09	$0.14
Diluted...........................................................................	$0.08	$0.07	$0.09	$0.13
Weighted average number of common shares outstanding:
Basic..............................................................................	59,523	59,336	60,461	58,934
Diluted...........................................................................	61,451	61,537	62,006	60,596

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents....................................................	$32,326	$25,797
Accounts receivable, net of allowances of $250 at September 30, 2013 and December 31, 2012.............................................	69,018	64,152
Unbilled receivables.........................................................	27,309	22,127
Other current assets.........................................................	13,153	11,729

Total current assets...................................................	141,806	123,805
Property and equipment, net...................................................	20,175	19,430
Asset held for sale................................................................	—	727
Goodwill ........................................................................	18,652	18,652
Acquisition-related intangible assets, net.....................................	13,696	16,181
Other assets.....................................................................	5,189	5,262

Total assets.........................................................	$199,518	$184,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable...............................................................	$21,688	$19,897
Accrued compensation and benefits........................................	19,812	14,885
Other accrued expenses and current liabilities ...........................	31,279	27,564
Deferred revenue............................................................	9,798	9,277

Total current liabilities................................................	82,577	71,623
Long-term debt.....................................................................	26,700	26,700
Deferred income taxes, long-term................................................	1,143	1,143
Other long-term liabilities.........................................................	15,053	15,010

Total stockholders’ equity ......................................................	74,045	69,581

Total liabilities and stockholders’ equity........................	$199,518	$184,057

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EPS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income ...........................................................................	$5,014	$4,089		$5,511	$8,059
Amortization of acquisition-related intangible assets.....................	828	675		2,484	1,700
Stock-based compensation....................................................	1,651	1,540		4,961	4,339
Restructuring and acquisition-related charges...........................	1,363	171		3,384	3,007
Asset impairment.............................................................	0	70		0	4,237

Adjusted earnings......................................................	$8,856	$6,545		$16,340	$21,342

Fully diluted weighted average number of common shares outstanding	61,451	61,537		62,006	60,596
Adjusted EPS	$0.14	$0.11		$0.26	$0.35